                                                                EXHIBIT 9(e)

                                SERVICE AGREEMENT



                                                     Dated as of _____________



3435 Stelzer Road
Columbus, Ohio 43219-3035


Ladies and Gentlemen:

         We wish to enter into an Agreement with you to service shareholders of, and administer shareholder accounts in, ____________________ (the "Trust"), an open-end investment company registered under the Investment Company Act of 1940 (the "Act") which has _____________________ or more separate investment portfolios: ___________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________,
together with any future investment portfolios that may be added as a series of the Trust.

         The terms and conditions of this Agreement are as follows:

         1. We shall provide shareholder and administrative services for shareholders of the Trust who are also our clients ("clients"), which services may include, without limitation and to the extent we are permitted by applicable statute, rule or regulation: (a) providing necessary personnel and facilities to establish and maintain certain shareholder accounts and records, as requested from time to time by the Trust; (b) assisting in processing purchase and redemption transactions; (c) arranging for the wiring of funds; (d) transmitting and receiving funds in connection with client orders to purchase or redeem Trust shares; (e) verifying and guaranteeing client signatures in connection with redemption orders, transfers among and changes in client-designated accounts;
(f) providing periodic statements showing a client's account balances and, to the extent practicable, integrating such information with other client transactions otherwise effected with or through us; (g) furnishing (either separately or on an integrated basis with other reports sent to a client by us) periodic and annual statements and confirmations of all purchases and redemptions of Trust shares in a client's account; (h) transmitting proxy statements, annual reports, and updating prospectuses and other communications from the Trust to clients; and (i) such other services as the Trust or a client reasonably may request. We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for providing information and services to shareholders of the Trust.

         2. Neither we nor any of our employees or agents shall be authorized to make any representation concerning shares of the Trust except those contained in the then current Prospectuses for the Trust, copies of which will be supplied by you to us; and we shall have no authority to act as agent for the Trust.

         3. In consideration of the services and facilities described herein, we shall be entitled to receive from you fees to be paid periodically (but in no event less frequently than semiannually) as set forth in Schedule A attached hereto; provided that such fees shall not exceed during any period the amount payable at an annual rate of ____% of the average daily net assets of the Trust represented by shares owned by clients with whom we maintain a servicing relationship.

                  It is agreed that we may impose certain conditions on clients, in addition to or different from those imposed by the Trust, such as requiring a minimum initial investment or charging clients direct fees for the same or similar services as are provided hereunder by us as agent (which fees either may relate specifically to our services with respect to the Trust or generally over services not limited to those with respect to the Trust). We shall bill clients directly for such fees. In the event we charge clients such fees, to the extent permissible by applicable statues, rules and regulations, we shall make appropriate prior written disclosure (such disclosure to be in accordance with all applicable laws) to clients both of any direct fees charged to clients and of the fees received or to be received by us from the Trust pursuant to this Agreement. It is understood, however, that in no event shall we have recourse or access to the account of any shareholder of the Trust except to the extent expressly authorized by law or by such shareholder, or to any assets of the Trust, for payment of any direct fees referred to in this Agreement.

         4. To the extent requested by the Trust from time to time, we agree that we will provide the Treasurer of the Trust with a written report of the amounts expended by us and the purposes for which such expenditures were made. Such written reports shall be in a form satisfactory to the Trust and shall supply all information necessary for the Trust to discharge its responsibilities under applicable laws and regulations.

         5. We shall maintain records in a form acceptable to you and in compliance with applicable laws and the rules and regulations of the Securities and Exchange Commission including, but not limited to, the record-keeping requirements of Section 31(a) of the Act and the rules thereunder. Such records shall be deemed to be the property of the Trust and will be made available, at the Trust's request, for inspection and use by the Trust, representatives of the Trust and governmental bodies. We agreed that, for so long as we retain any records of the Trust, we will meet all reporting requirements pursuant to the Act with respect to such records.

         6. We shall maintain accurate and complete records with respect to services performed by us in connection with the purchase and redemption of shares. Such records shall be maintained in a form satisfactory to you and in compliance with the requirements of Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, as amended, pursuant to which any dealer of the shares must maintain certain records. All such records maintained by us shall be the property of such dealer and will be made available for inspection and use by you or such dealer upon the request of either. We shall file, and furnish to you and any such dealer, copies of all reports and undertakings required by the Securities and Exchange Commission pertaining to the above transactions in compliance with the said rules. If so requested by any such dealer, we shall confirm to such dealer its obligations under this paragraph by a writing reasonably satisfactory to such dealer. The Trust shall specify to us, as we shall periodically review with the Trust, the records to be maintained and the procedures to be followed by us in complying with this paragraph.

         7. The Trust will indemnify and hold us harmless from all losses, claims, damages, liabilities or expenses from any claim, demand, action or suit (collectively, "Claims") (a) arising in connection with misstatements or omissions in the Trust's Prospectuses, actions or inactions by the Trust or any of its agents or contractors or the performance of our obligations hereunder and
(b) not resulting from (i) our bad faith or negligence, or that of our officers, employees or agents, or (ii) our breach of applicable law, or any breach by our officers, employees or agents, or (iii) our actions or those of our officers, employees or agents which exceed our legal authority or our authority hereunder, or (iv) any error or omission committed by us, our officers, employees or agents with respect to the purchase, redemption and transfer of clients' shares or our verification or guarantee of any client signature. Notwithstanding anything herein to the contrary, you will indemnify and hold us harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any Claim as a result of our acting in accordance with any written instructions reasonably believed by us to have been executed by any person duly authorized by the Trust, or as a result of acting in reliance upon any instrument or stock certificate signed, countersigned or executed by a person duly authorized by the Trust, excepting only our negligence or bad faith.

                  In any case in which you may be asked to indemnify or hold us harmless, you shall be advised of all pertinent facts concerning the situation in question and we shall use reasonable care to identify and notify you promptly concerning any situation which presents or appears likely to present a claim for indemnification against you. You shall have the option to defend us against any Claim which may be the subject of indemnification hereunder. In the event that you elect to defend against such Claim, the defense shall be conducted by counsel chosen by you and satisfactory to us. We may retain additional counsel at our expense. Except with your prior written consent, we shall not confess any Claim or make any compromise in any case in which you will be asked to indemnify us.

         8. Without limiting your rights under applicable law, we will indemnify and hold you harmless from all Claims (a) resulting from (i) our bad faith or negligence, or that of our officers, employees or agents, or (ii) our breach of applicable law, or any breach by our officers, employees or agents, or (iii) our actions or those of our officers, employees or agents which exceed our legal authority or our authority hereunder, or (iv) any error or omission committed by us, our officers, employees or agents with respect to the purchase, redemption and transfer of clients' shares or our verification or guarantee of any client signature, and (b) not resulting from actions in accordance with written instructions reasonably believed by us to have been executed by any person duly authorized by the Trust or in reliance upon any instrument or stock certificate reasonably believed by us to have been genuine and signed, countersigned or executed by a person duly authorized by the Trust.

                  In any case in which we may be asked to indemnify or hold the Trust harmless, we shall be advised of all pertinent facts concerning the situation in question and the Trust shall use reasonable care to identify and notify us promptly concerning any situation which presents or appears likely to present a claim for indemnification against us. We shall have the option to defend the Trust against any Claim which may be the subject of indemnification hereunder. In the event that we elect to defend against such Claim, the defense shall be conducted by counsel chosen by us and satisfactory to the Trust. The Trust may retain additional counsel at its expense. Except with our prior written consent, the Trust shall not confess any Claim or make any compromise in any case in which we will be asked to indemnify the Trust. The indemnities granted by the parties in this Agreement shall survive the termination of this Agreement.

         9. This Agreement may be terminated by the Trust, without the payment of any penalty, at any time upon not more than 60 days' nor less than 30 days' notice, by a vote of a majority of the Board of Trustees who are not "interested persons" of the Trust (as defined in the Act) or by "a vote of a majority of the outstanding voting securities" (as defined in the Act) of the Trust. We may terminate this Agreement upon not more than 60 days' nor less than 30 days' notice to the Trust. Notwithstanding anything herein to the contrary, this Agreement may not be assigned and shall terminate automatically without notice to either party upon any assignment. Upon termination hereof, the Trust shall pay such compensation as may be due us as of the date of such termination.

         10. Our appointment as shareholder servicing agent hereunder is nonexclusive, and the parties hereto recognize and agree that, from time to time, the Trust may enter into other shareholder servicing agreements, in writing, with other financial institutions.

         11. The Declaration of Trust establishing the Trust, filed on ________, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the Office of the Secretary of the ____________________________, provides that the name of the Trust refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

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

         12. This Agreement may be changed or amended only by written instrument signed by both parties.

         13. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of ________________. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                                           Very truly yours,

                                           -------------------------------
                                           -------------------------------
                                           -------------------------------

                                           By:
                                              ----------------------------
                                                Name:
                                                Title:

NOTE: Please return both signed copies of this Agreement to _________________. Upon acceptance, one countersigned copy will be returned for your files.


Accepted:


---------------------------


By:
   ------------------------

                                                                   [BISYS LOGO]


BISYS FUND SERVICES LIMITED PARTNERSHIP, DISTRIBUTOR
3435 Stelzer Road
Columbus, Ohio 43219-3035


DEALER AGREEMENT

Ladies and Gentlemen:

As the principal underwriter of the shares ("Shares") of each investment company portfolio ("Fund") listed in Exhibit A attached hereto, which may be amended from time to time, BISYS Fund Services Limited Partnership ("BISYS") hereby agrees with you as follows:

1. You hereby represent that you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and that you are a broker-dealer properly registered and qualified under all applicable federal, state and local laws to engage in the business and transactions described in this Agreement. You also represent that you are a member in good standing of the Securities Investor Protection Corporation ("SIPC"). We both agree to abide by the Rules of Fair Practice of the NASD and all applicable laws, rules and regulations, including applicable federal and state securities laws, rules and regulations that are now or may become applicable to transactions hereunder. You agree that it is your responsibility to determine the suitability of any Fund Shares as investments for your customers, and that BISYS has no responsibility for such determination. You further agree to maintain all records required by applicable law or otherwise reasonably requested by BISYS relating to Fund transactions that you have executed. In addition, you agree to notify us immediately in the event your status as a SIPC member changes.

2. We have furnished you with a list of the states or other jurisdictions in which Fund Shares have been registered for sale or are otherwise qualified for sale. Such list appears in Exhibit B attached hereto. Shares of the Funds may from time to time be registered or otherwise qualified for sale in states or jurisdictions other than those listed in Exhibit B. Those states or jurisdictions are incorporated into Exhibit B by reference. You agree to indemnify us and/or the Funds for any claim, liability, expense or loss in any way arising out of a sale of Shares in any state or jurisdiction in which such Shares are not so registered or qualified for sale.

3. In all sales of Fund Shares, you shall act as agent for your customers or as principal for your own bona fide investment. In no transaction shall you act as our agent or as agent for any Fund or the Funds' Transfer Agent. As agent for your customers, you are hereby authorized to: (i) place orders directly with the investment company (the "Company") for the purchase of Shares and (ii) tender Shares to the Company for redemption, in each case subject to the terms and conditions set forth in the applicable prospectus ("Prospectus") and the operating procedures and policies established by us. The minimum dollar purchase of Shares shall be the applicable minimum amount set forth in the applicable Prospectus, and no order for less than such amount shall be accepted by you. The procedures relating to the handling of orders shall be subject to instructions which we shall forward to you from time to time. All orders are subject to acceptance or rejection by BISYS in its sole discretion. No person is authorized to make any representations concerning Shares of any Fund except such representations contained in the relevant then-current Prospectus and statement of additional information ("Statement of Additional Information") and in such supplemental information that may be supplied to you by us for a Fund. If you should make such an unauthorized representation, you agree to indemnify the Funds and us from and against any and all claims, liability, expense or loss in any way arising out of or in any way connected with such representation. You are specifically authorized to distribute the Prospectus and Statement of Additional Information and sales material received from us. No person is authorized to distribute any other sales material relating to a Fund without our prior written approval. You further agree to deliver, upon our request, copies of any relevant amended Prospectus and Statement of Additional Information to shareholders of the Fund to whom you have sold Shares. As agent for your customers, you shall not withhold placing customers' orders for any Shares so as to profit yourself as a result of such withholding and shall not purchase any Shares from us except for the purpose of covering purchase orders already received.

         If any Shares purchased by you are repurchased by a Fund or by us for the account of a Fund, or are tendered for redemption within seven business days after confirmation by us of the original purchase order for such Shares, (i) you agree forthwith to refund to us the full concession allowed to you on the original sale and (ii) we shall forthwith pay to such Fund that part of the discount retained by us on the original sale. Notice will be given to you of any such repurchase or redemption within ten days of the date on which the tender of Shares for redemption is delivered to us or to the Fund. Neither party to this Agreement shall purchase any Shares from a record holder at a price lower than the net asset value next computed by or for the issuer thereof. Nothing in this subparagraph shall prevent you from selling Shares for the account of a record holder to us or the issuer and charging the investor a fair commission for handling the transaction. Any order placed by you for the repurchase of Shares of a Fund is subject to the timely receipt by the Company of all required documents in good order. If such documents are not received within a reasonable time after the order is placed, the order is subject to cancellation, in which case you agree to be responsible for any loss resulting to the Fund or to us from such cancellation.

4. We will furnish you, upon request, with offering prices for the Shares in accordance with the then- current Prospectuses for the Funds, and you agree to quote such prices subject to confirmation by us on any Shares offered to you for sale. The public offering price shall equal the net asset value per Share of a Fund plus a front-end sales load, if applicable. For Funds with a front-end sales load, you will receive a discount from the public offering price as outlined in the current Prospectus. For Funds with a contingent deferred sales load, you will receive from us, or a paying agent appointed by us, a commission in the amount shown in Exhibit C. We reserve the right to waive sales charges. Each price is always subject to confirmation, and will be based upon the net asset value next computed after receipt by us of an order that is in good form. You acknowledge that it is your responsibility to date and time stamp all orders received by you and to transmit such orders promptly to us. You further acknowledge that any failure to promptly transmit such orders to us that causes a purchaser of Shares to be disadvantaged, based upon the pricing requirements of Rule 22c-1 under the 1940 Act, shall be your sole responsibility. We reserve the right to cancel this Agreement at any time without notice if any Shares shall be offered for sale by you at less than the then-current offering price determined by or for the applicable Fund.

5. Your customer will be entitled to a front-end sales load reduction with respect to purchases made under a letter of intent ("Letter of Intent") or right of accumulation ("Right of Accumulation") described in the Prospectuses. In such case, your dealer's concession will be based upon such reduced sales load; however, in the case of a Letter of Intent signed by your customer, an adjustment to a higher dealer's concession will thereafter be made to reflect actual purchases by your customer if he or she should fail to fulfill the Letter of Intent. Your customer will be entitled to an additional front-end sales load reduction in those instances in which the customer makes purchases that exceed the dollar amount indicated in the Letter of Intent and qualifies for an additional front-end sales load reduction pursuant to the appropriate Prospectus. In such case, your dealer's concession will be reduced to reflect such additional sales load reduction. When placing wire trades, you agree to advise us of any Letter of Intent signed by your customer or of any Right of Accumulation available to such customer of which he or she has made you aware. If you fail to so advise us, you will be liable for the return of any commissions plus interest thereon.

6. With respect to orders that are placed for the purchase of Fund Shares, unless otherwise agreed, settlement shall be made with the Company within three (3) business days after our acceptance of the order. If payment is not so received or made, we reserve the right to cancel the sale, or, at our option, to sell the Shares to the Funds at the then prevailing net asset value. In this event or in the event that you cancel the trade for any reason, you agree to be responsible for any loss resulting to the Funds or to us from your failure to make payments as aforesaid. You shall not be entitled to any gains generated thereby.

7. You shall be responsible for the accuracy, timeliness and completeness of any orders transmitted by you on behalf of your customers by wire or telephone for purchases, exchanges or redemptions, and shall indemnify us against any claims by your customers as a result of your failure to properly transmit their instructions. In addition, you agree to guarantee the signatures of your customers when such guarantee is required by the Prospectus of a Fund. In that connection, you agree to indemnify and hold harmless all persons, including us and the Funds' Transfer Agent, against any and all loss, cost, damage or expense suffered or incurred in reliance upon such signature guarantee.

8. No advertisement or sales literature with respect to a Fund (as such terms are defined in the NASD's Rules of Fair Practice) shall be used by you without first having obtained our approval.

9. Neither of us shall be liable to the other except for (1) acts or failures to act which constitute a lack of good faith or negligence and
         (2) obligations expressly assumed under this Agreement. In addition, you agree to indemnify us and hold us harmless from any claims or assertions relating to the lawfulness of your participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with your organization which are performed in connection with the discharge of your responsibilities under this Agreement. If such claims are asserted, we shall have the right to manage our own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be borne by you.

10. This Agreement will automatically terminate in the event of its assignment. This Agreement may be terminated by either of us, without penalty, upon ten days' prior written notice to the other party. This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of a Fund's Board of Trustees who are not "interested persons" (as such term is defined in the 1940 Act), or (with respect to a Fund) by a vote of a majority of the outstanding voting securities of that Fund on ten days' written notice.

11. All communications to us shall be sent to the address set forth on page 1 hereof or at such other address as we may designate in writing. Any notice to you shall be duly given if mailed or telecopied to you at the address set forth below or at such other address as you may provide in writing.

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

                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------

12. You hereby represent that all requisite corporate proceedings have been undertaken to authorize you to enter into this Agreement and to perform the services contemplated herein. You further represent that the individual that has signed this Agreement below is a duly elected officer that has been empowered to act for and on behalf of your organization with respect to the execution of this Agreement.

13. This Agreement supersedes any other agreement between us with respect to the offer and sale of Shares and relating to any other matters discussed herein. All covenants, agreements, representations and warranties made herein shall be deemed to have been material and relied on by each party. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision thereof. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and insure to the benefit of the parties hereto and their respective successors and assigns.


If the foregoing corresponds with your understanding of our agreement, please sign this document and the accompanying copies thereof in the appropriate space below and return the same to us, whereupon this Agreement shall be binding upon each of us, effective as of the date of execution.


BISYS FUND SERVICES LIMITED PARTNERSHIP       The foregoing Agreement is hereby
BY:  BISYS FUND SERVICES, INC.,               accepted:
     GENERAL PARTNER

                                              ---------------------------------
                                              Company Name


By                                            By
   ------------------------------------          ------------------------------
    Stephen G. Mintos              Date                                    Date
    Executive Vice President

                                              Title:
                                                     --------------------------

                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                                3435 STELZER ROAD
                            COLUMBUS, OHIO 43219-3035


                                    EXHIBIT A
                         TO THE DEALER AGREEMENT BETWEEN
                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                                       AND


                            ------------------------

                            INVESTMENT PORTFOLIOS OF

                            ------------------------


FUND NAME                                TYPE            CUSIP          QUOTRON
---------                                ----            -----          -------

                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                                3435 STELZER ROAD
                            COLUMBUS, OHIO 43219-3035

                                    EXHIBIT B
                         TO THE DEALER AGREEMENT BETWEEN
                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                                       AND


                            ------------------------

                            ------------------------
                              BLUE SKY INFORMATION


-------------------------------------------------------------------------------
FUND NAME                          STATES/JURISDICTIONS REGISTERED IN



-------------------------------------------------------------------------------

                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                                3435 STELZER ROAD
                            COLUMBUS, OHIO 43219-3035

                                    EXHIBIT C
                         TO THE DEALER AGREEMENT BETWEEN
                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                                       AND


                            ------------------------


                       COMMISSION AMOUNT PAYABLE FOR FUNDS
                    CHARGING A CONTINGENT DEFERRED SALES LOAD


              _____      1.    ____ percent of the public offering price


              _____      2.    Not Applicable


              (Place a check next to the appropriate category)

                                       C-1